Paul B. Manning SC 13D

Exhibit A

EXHIBIT A

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13D is being filed on behalf of each of the undersigned.

February 14, 2022

By:	/s/ Paul B. Manning
Name: Paul B. Manning

THE PAUL B. MANNING REVOCABLE TRUST DATED MAY 10, 2000

By:	/s/ Paul B. Manning
Name: Paul B. Manning
Title: Trustee

BKB GROWTH INVESTMENTS, LLC

By:	/s/ Paul B. Manning
Name: Paul B. Manning
Title: Manager

By:	/s/ Bradford Manning
Name: Bradford Manning
Title: Manager